EXHIBIT 10.2

REDEMPTION NOTICE
Series 3 Class B Common Stock (Par Value $0.00001)

CARDIOGENICS HOLDINGS INC.
6295 Northam Drive, Unit 8 • Mississauga Ontario L4V 1W8
T: 905.673.8501 • F: 905.673.9865
redemption @cardiogenics.com

February 25, 2011

To:	The Holders of CardioGenics Holdings Inc. Series 3 Class B Common Stock (“Series 3 CL B Shares”)

This will serve as notice that CardioGenics Holdings Inc. (the “Company”) hereby redeems all issued and outstanding Series 3 Class B Shares of the Company as follows:

REDEMPTION PRICE:	$0.00001

REDEMPTION DATE:	April 4, 2011

SURRENDER INSTRUCTIONS:
Holders of the Series 3 CL B Shares shall surrender certificates representing their Series 3 CL B Shares to the Company at the following address:

CardioGenics Holdings Inc.
6295 Northam Drive, Unit 8
Mississauga, Ontario L4V 1W8 Canada
Attention: Series 3 CL B Redemption

DIVIDENDS:
Dividends on Series 3 CL B Shares shall cease to accumulate on the day prior to the Redemption Date unless the Corporation defaults in the payment of the Redemption Price. To date, no dividends have been declared with respect to the Series 3 CL B Shares.

TRUST ACCOUNT:
In accordance with the Certificate of Designation for the Series 3 Class B Shares, the Company has elected to establish a trust account with TORONTO DOMINION BANK, in which it will deposit, prior to the Redemption Date, all funds necessary for the redemption of the Series 3 CL B Shares, which funds shall be held in trust for the pro-rata benefit of the holders of the Series 3 CL B shares redeemed under this notice.

TERMINATION OF RIGHTS:
Notwithstanding that any certificate for Series 3 CL B Shares called for redemption hereunder shall not have been surrendered for cancellation, all Series 3 CL B Shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to such Series 3 CL B Shares shall forthwith on the Redemption Date cease and terminate, except only the right of the holders thereof to receive the pro-rata amount payable on redemption of the Series 3 CL B Shares, without interest.

CARDIOGENICS HOLDINGS INC.

By:
Yahia Gawad, Chief Executive Officer